                                                                     EXHIBIT 5.1




July 10, 1996




NeXstar Pharmaceuticals, Inc.
2860 Wilderness Place
Boulder, Colorado  80301

Dear Sirs:

We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of NeXstar Pharmaceuticals, Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 300,000 shares, par value $.01 per share, of common stock of the Company (the "Shares"). The Shares are to be offered pursuant to the terms of the Company's 1994 Employee Stock Purchase Plan (the "Plan") to participants in the Plan (the "Participants"). We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

Based upon the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

2. The Shares have been duly authorized and, when issued, delivered and sold by the Company and paid for by the Participants, pursuant to the terms of the Plan, will constitute duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

NeXstar Pharmaceuticals, Inc.
July 10, 1996
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm in the summary of the Plan provided to the Participants, which, together with the documents incorporated by reference in the Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Very truly yours,



/s/ Willkie Farr & Gallagher